Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

212.601.7569

corey.kinger@ww.com

Media:

Nicole Penn

VP Corporate Communications

917.734.0802

nicole.penn@ww.com

WW Announces First Quarter 2020 Results and Accelerates Digital Transformation

•	Q1 2020 End of Period Subscribers up 9% year-over-year to 5.0 million, an all-time Q1-end high

•	Q1 2020 Revenues of $400 million, up 10%, or 11% on a constant currency basis, year-over-year

•	Launches Virtual Workshops globally, as a response to Studio closures, keeping the WW community connected across all platforms

•	Accelerates digital transformation to provide all members globally with the support, encouragement, and community integral to the WW experience

NEW YORK (April 28, 2020) – WW International, Inc. (NASDAQ: WW) today announced its results for the first quarter of fiscal 2020 and withdrew its previously provided full year fiscal 2020 guidance due to uncertainty related to the COVID-19 pandemic.

“Our business had a very strong start to the year, driven by the successful launch and marketing of our new myWW program and increased awareness from the WW Presents: Oprah’s 2020 Vision tour,” said Mindy Grossman, the Company’s President and CEO. “ As we navigate this rapidly changing and uncertain environment created by COVID-19, our first priority is ensuring the health and safety of our employees and members, as well as providing them with the support, encouragement, and community integral to the WW experience. We took quick global coordinated action and pivoted to move all of our in-person group workshops, which serve about a quarter of our members, to a virtual platform, keeping the WW community connected no matter where they are. We are accelerating our digital transformation, focusing our strategy and resources to enhance the member experience and engagement by delivering a connected, digital, and deeply-human experience. Now more than ever, we have the opportunity to demonstrate WW’s trusted leadership in weight loss and wellness.”

“WW ended the first quarter with 5.0 million subscribers, reflecting a new Q1 quarter-end record and a 9% increase versus the prior year period,” said Nick Hotchkin, the Company’s CFO, Operating Officer, North America and President, Emerging Markets. “Beginning in mid-March, the crisis started to negatively impact our recruitments and resulted in Studio closures. While we have seen some recovery, given the uncertainty around 2020 revenue levels, we are withdrawing our full year 2020 financial guidance. We have strong liquidity and a highly cash generative business model. To further bolster our financial flexibility, we are implementing a $100 million cost-savings initiative. We continue to be excited about our long-term growth opportunities with our digital platform.”

Q1 2020 Consolidated Results

	Three Months Ended			% Change Adjusted for Constant Currency(1)
(in millions except percentages and per share amounts)	March 28, 2020	March 30, 2019	% Change
Service Revenues, net	$324.7	$306.7	5.8%	6.9%
Product Sales and Other, net	75.7	56.4	34.1%	35.0%

Revenues, net	$400.4	$363.2	10.2%	11.3%
Operating Income	$24.9	$21.9	13.6%	12.6%
Adjustments
Goodwill Impairment	$3.7	—

Adjusted Operating Income(1)	$28.5	$21.9	30.3%	33.8%
Net Loss*	($6.1)	($10.7)	43.3%	39.4%
EPS	($0.09)	($0.16)	43.7%	39.8%
Total Paid Weeks	65.4	58.7	11.4%	N/A
Digital(2) Paid Weeks	46.2	39.0	18.5%	N/A
Studio + Digital(3) Paid Weeks	19.2	19.7	(2.7%)	N/A
End of Period Subscribers(4)	5.0	4.6	9.2%	N/A
Digital Subscribers	3.6	3.1	15.9%	N/A
Studio + Digital Subscribers	1.4	1.5	(5.1%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including the Personal Coaching + Digital product.
(3)

“Studio + Digital” refers to providing access to the Company’s weekly in-person workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. The “Studio + Digital” business also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Studio + Digital subscribers who participate in recur bill programs in Company-owned operations.

*	Except in the case of the financials attached to this release, “Net Loss” refers to Net Loss attributable to WW International, Inc.

Q1 2020 Business and Financial Highlights

•

End of Period Subscribers in Q1 2020 were up 9.2% versus the prior year period, driven by growth in all major geographic markets. Q1 2020 End of Period Digital Subscribers were up 15.9% and End of Period Studio + Digital Subscribers were down 5.1% versus the prior year period.

•

Total Paid Weeks in Q1 2020 were up 11.4% versus the prior year period, driven by growth in all major geographic markets. Q1 2020 Digital Paid Weeks increased 18.5% and Studio + Digital Paid Weeks decreased 2.7% versus the prior year period.

•	Revenues in Q1 2020 were $400.4 million. On a constant currency basis, Q1 2020 revenues increased 11.3% versus the prior year period.

¡

Service Revenues in Q1 2020 were $324.7 million. On a constant currency basis, these revenues increased 6.9% versus the prior year period, primarily driven by an increase in the number of Digital subscribers.

¡

Product Sales and Other in Q1 2020 were $75.7 million. On a constant currency basis, these revenues increased 35.0% versus the prior year period, primarily due to revenues from the WW Presents: Oprah’s 2020 Vision tour.

•

Operating Income in Q1 2020 was $24.9 million. Adjusted operating income in Q1 2020, which excluded the $3.7 million goodwill impairment charge related to the decision to shift to an exclusively Digital business in Brazil, was $28.5 million. On a constant currency basis, adjusted operating income would have increased 33.8% versus the prior year period. This increase was primarily driven by operating leverage on higher revenues from digital subscriptions in the quarter versus the prior year period.

•	Effective Tax Rate in Q1 2020 was 9.7%, compared to 21.1% in the prior year period.

•	Net Loss in Q1 2020 was $6.1 million compared to a net loss of $10.7 million in the prior year period.

•	Net loss per fully diluted share in Q1 2020 was $0.09 compared to a loss of $0.16 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q1 2020 results included a $3.7 million goodwill impairment charge related to the Company’s Brazil operations, which negatively impacted earnings per fully diluted share by $0.05.

◾

Q1 2019 results included $6.3 million in expenses ($4.7 million after tax) related to the Company’s previously disclosed organizational realignment, which negatively impacted earnings per fully diluted share by $0.07.

Other Items

•

Cash balance as of March 28, 2020 was $292.3 million (inclusive of $148.0 million of borrowings under our revolving credit facility). On March 23, 2020, the Company drew down $148.0 million of available borrowings under its revolving credit facility as a precautionary measure in light of the COVID-19 outbreak.

Full Year Fiscal 2020 Guidance Withdrawal

Due to the disruption and uncertainty related to COVID-19, the Company is withdrawing its full year fiscal 2020 revenue and earnings guidance, which was provided on February 25, 2020.

First Quarter 2020 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, and Nicholas Hotchkin, Chief Financial Officer, Operating Officer, North America & President, Emerging Markets, will discuss the first quarter of fiscal 2020 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Operating income and operating income margin are discussed both as reported (on a GAAP basis) and, with respect to the first quarter of fiscal 2020, as adjusted (on a non-GAAP basis), to exclude the impairment change for the Company’s goodwill related to its Brazil operations. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”), earnings before interest, taxes, depreciation, amortization, stock-based compensation and goodwill impairment (“Adjusted EBITDAS”), net debt, and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WW – Weight Watchers reimagined – is a global wellness company powered by the world’s leading commercial weight management program. We inspire millions of people to adopt healthy habits for real life. Through our engaging tech-enabled experience and face-to-face group workshops, members follow our livable and sustainable program of healthy eating, physical activity, and a helpful mindset. Leveraging more than five decades of experience in building inspired communities and our deep expertise in behavioral science, we aim to democratize wellness and to deliver wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the global outbreak of the COVID-19 virus on the Company’s business and on the business environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives, including the Company’s strategic digital transformation; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	March 28, 2020	December 28, 2019

ASSETS
Cash and cash equivalents	$292,273	$182,736
Other current assets	140,369	112,654

TOTAL CURRENT ASSETS	432,642	295,390
Property and equipment, net	63,186	54,066
Operating lease assets	149,757	151,983
Goodwill, franchise rights and other intangible assets, net	958,008	970,392
Other assets	30,079	26,483

TOTAL ASSETS	$1,633,672	$1,498,314

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$244,250	$96,250
Portion of operating lease liabilities due within one year	33,843	33,236
Other current liabilities	282,190	264,584

TOTAL CURRENT LIABILITIES	560,283	394,070
Long-term debt	1,462,140	1,479,920
Long-term operating lease liabilities	125,535	128,464
Deferred income taxes, other	186,557	177,681

TOTAL LIABILITIES	$2,334,515	$2,180,135

Redeemable noncontrolling interest	3,630	3,722

Shareholders’ deficit	(704,473)	(685,543)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,633,672	$1,498,314

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 28, 2020	March 30, 2019
Service revenues, net (1)	$324,657	$306,726
Product sales and other, net (2)	75,704	56,438

Revenues, net	400,361	363,164

Cost of services (3)	135,566	128,957
Cost of product sales and other	53,804	33,259

Cost of revenues	189,370	162,216

Gross profit	210,991	200,948
Marketing expenses	117,933	114,249
Selling, general and administrative expenses	64,526	64,802
Goodwill impairment	3,665	—

Operating income	24,867	21,897
Interest expense	31,551	35,195
Other expense, net	24	303

Loss before income taxes	(6,708)	(13,601)
Benefit from income taxes	(651)	(2,875)

Net loss	(6,057)	(10,726)
Net (income) loss attributable to the noncontrolling interest	(6)	39

Net loss attributable to WW International, Inc.	$(6,063)	$(10,687)

Loss Per Share attributable to WW International, Inc.
Basic	$(0.09)	$(0.16)

Diluted	$(0.09)	$(0.16)

Weighted average common shares outstanding:
Basic	67,436	66,964

Diluted	67,436	66,964

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Studio + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product. “Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products in workshops, via e-commerce, and through several trusted retail partners, revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Studio + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended		Variance
	March 28,	March 30,
	2020	2019
Digital Paid Weeks (1)
North America	29,420	24,608	19.6%
CE	12,960	11,154	16.2%
UK	2,881	2,436	18.3%
Other (2)	943	792	19.1%

Total Digital Paid Weeks	46,205	38,990	18.5%

Studio + Digital Paid Weeks (1)
North America	12,964	13,244	(2.1%)
CE	3,016	3,124	(3.5%)
UK	2,614	2,716	(3.7%)
Other (2)	593	633	(6.4%)

Total Studio + Digital Paid Weeks	19,187	19,716	(2.7%)

Total Paid Weeks (1)
North America	42,384	37,852	12.0%
CE	15,976	14,279	11.9%
UK	5,496	5,151	6.7%
Other (2)	1,536	1,425	7.8%

Total Paid Weeks	65,392	58,706	11.4%

End of Period Digital Subscribers (3)
North America	2,311	1,968	17.4%
CE	1,032	914	12.9%
UK	221	193	14.5%
Other (2)	72	61	17.5%

Total End of Period Digital Subscribers	3,636	3,136	15.9%

End of Period Studio + Digital Subscribers (3)
North America	940	982	(4.3%)
CE	231	244	(5.3%)
UK	183	199	(7.9%)
Other (2)	44	48	(8.8%)

Total End of Period Studio + Digital Subscribers	1,398	1,473	(5.1%)

Total End of Period Subscribers (3)
North America	3,251	2,951	10.2%
CE	1,263	1,158	9.1%
UK	404	392	3.1%
Other (2)	116	110	5.9%

Total End of Period Subscribers	5,034	4,609	9.2%

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital); (ii) “Studio + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Studio + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital, subscribers; (ii) “End of Period Studio + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Studio + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2020 Variance
						2020
						Constant
	Q1 2020			Q1 2019	2020	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2019	2019
Selected Financial Data
Consolidated Company Revenues	$400,361	$3,689	$404,050	$363,164	10.2%	11.3%
Consolidated Digital Subscription Revenues (1)	$174,545	$1,919	$176,464	$148,855	17.3%	18.5%
Consolidated Studio + Digital Fees (2)	$150,112	$1,264	$151,376	$157,871	(4.9%)	(4.1%)
Consolidated Service Revenues (3)	$324,657	$3,183	$327,840	$306,726	5.8%	6.9%
Consolidated Product Sales and Other (4)	$75,704	$506	$76,210	$56,438	34.1%	35.0%

North America
Digital Subscription Revenues (1)	$116,349	$64	$116,413	$98,760	17.8%	17.9%
Studio + Digital Fees (2)	$112,843	$54	$112,897	$117,599	(4.0%)	(4.0%)
Service Revenues (3)	$229,192	$118	$229,310	$216,359	5.9%	6.0%
Product Sales and Other (4)	$54,514	$(0)	$54,513	$33,652	62.0%	62.0%
Total Revenues	$283,706	$116	$283,822	$250,011	13.5%	13.5%
CE
Digital Subscription Revenues (1)	$46,638	$1,367	$48,005	$40,183	16.1%	19.5%
Studio + Digital Fees (2)	$21,519	$603	$22,122	$23,949	(10.1%)	(7.6%)
Service Revenues (3)	$68,157	$1,970	$70,127	$64,132	6.3%	9.3%
Product Sales and Other (4)	$11,833	$345	$12,178	$12,025	(1.6%)	1.3%
Total Revenues	$79,990	$2,315	$82,305	$76,157	5.0%	8.1%
UK
Digital Subscription Revenues (1)	$7,576	$136	$7,712	$6,418	18.0%	20.2%
Studio + Digital Fees (2)	$11,129	$189	$11,318	$11,263	(1.2%)	0.5%
Service Revenues (3)	$18,705	$325	$19,030	$17,681	5.8%	7.6%
Product Sales and Other (4)	$6,323	$72	$6,395	$6,930	(8.8%)	(7.7%)
Total Revenues	$25,028	$397	$25,425	$24,611	1.7%	3.3%
Other (5)
Digital Subscription Revenues (1)	$3,982	$352	$4,334	$3,494	14.0%	24.1%
Studio + Digital Fees (2)	$4,621	$417	$5,038	$5,060	(8.7%)	(0.4%)
Service Revenues (3)	$8,603	$769	$9,372	$8,554	0.6%	9.6%
Product Sales and Other (4)	$3,034	$90	$3,124	$3,831	(20.8%)	(18.5%)
Total Revenues	$11,637	$859	$12,496	$12,385	(6.0%)	0.9%

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product.
(2)	“Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Service Revenues” equal “Digital Subscription Revenues” plus “Studio + Digital Fees”.
(4)

“Product Sales” are sales of consumer products in workshops, via e-commerce, and through several trusted retail partners, and “Other” are revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and, in the case of the consolidated financial results and Other reportable segment, includes franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

								Q1 2020 Variance
										2020 Constant Currency
	Q1 2020						Q1 2019		2020		2020
						Adjusted		2020	Adusted	2020	Adjusted
				Currency	Constant	Constant		vs	vs	vs	vs
	GAAP	Adjustment (1)	Adjusted	Adjustment	Currency	Currency	GAAP	2019	2019	2019	2019
Selected Financial Data
Gross Profit	$210,991	$—	$210,991	$2,205	$213,196	$213,196	$200,948	5.0%	5.0%	6.1%	6.1%
Gross Margin	52.7%		52.7%		52.8%	52.8%	55.3%

Selling, General and Administrative Expenses	$64,526	$—	$64,526	$499	$65,025	$65,025	$64,802	(0.4%)	(0.4%)	0.3%	0.3%

Operating Income	$24,867	$3,665	$28,532	$(207)	$24,660	$29,291	$21,897	13.6%	30.3%	12.6%	33.8%
Operating Income Margin	6.2%		7.1%		6.1%	7.2%	6.0%

Note: Totals may not sum due to rounding.

(1)	Excludes the impairment charge of $3,665 for the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	March 28,	March 30,
	2020	2019

Net Loss	$(6,063)	$(10,687)
Interest	31,551	35,195
Taxes	(651)	(2,875)
Depreciation and Amortization	12,211	11,405
Stock-based Compensation	3,965	4,812

EBITDAS	$41,013	$37,850
Goodwill Impairment (1)	3,665	—

Adjusted EBITDAS	$44,678	$37,850

Note: Totals may not sum due to rounding.

(1)	Impairment charge of the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$53,834	$47,086	$29,383	$(6,063)	$124,240
Interest	34,732	33,118	32,222	31,551	131,623
Taxes	16,586	13,123	4,679	(651)	33,737
Depreciation and Amortization	11,288	10,850	11,474	12,211	45,823
Stock-based Compensation	4,872	5,243	5,544	3,965	19,624

EBITDAS	$121,312	$109,420	$83,302	$41,013	$355,047

Goodwill Impairment (1)	$—	$—	$—	$3,665	$3,665

Adjusted EBITDAS	$121,312	$109,420	$83,302	$44,678	$358,712

Total Debt					$1,706,390
Less: Cash					292,273

Net Debt					$1,414,117

Net Debt to Adjusted EBITDAS					3.9 X

Note: Totals may not sum due to rounding.

(1)	Impairment charge of the Company’s goodwill related to its Brazil operations.